Exhibit 10.3

Summary of 2013 Compensation Package

Name	Perry Karsen
Job Title	EVP, Chief Operations Officer
Base Salary	$649,000	Effective March 1, 2013

Bonus Target	70%	Effective January 1, 2013

Annual Equity Award	Stock Options: 47,300 Restricted Stock Units: 5,500	Effective April 1, 2013

LTIP Target	100% of base salary as of plan cycle approval (12/12/12), or $630,000	2013-2015 Performance Cycle, commencing January 1, 2013

Severance Benefit	12 months of salary continuation 12 months of bonus COBRA benefit at active employee rates Change in control payments would be reduced to avoid 280G excise tax, if it would be beneficial to you	In the event of involuntary termination for reasons other than cause
Financial Planning Benefit	Up to $15,000 per year	Reimbursement of reasonable and customary fees associated with financial planning and/or tax preparation/advice

Acknowledged and agreed:		On behalf of Celgene Corporation:

/s/Perry Karsen	25 April, 2013	By:	/s/Robert J. Hugin	April 22, 2013
Perry Karsen	Date		Robert J. Hugin	Date
Chairman and CEO